UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

-----------------------------------------x
In re                                    :
                                         :
DISCOVERY ZONE, INC., et al.,*           :   Chapter 11
                                         :
                                         :   Case No. 96-411 (HSB)
                                         :
                        Debtors.         :   (Jointly Administered)
-----------------------------------------x

                SUPPLEMENT TO THE SECOND AMENDED JOINT DISCLOSURE
                    STATEMENT PURSUANT TO 11 U.S.C. ss. 1125

----------
* Discovery Zone, Inc., Beaverton Fun Fitness, Inc., DJM Management, Inc., DZ of Connecticut, Inc., DZ of Georgia, Inc., DZ of Massachusetts, Inc., DZ of Missouri, Inc., DZ of New York, Inc., DZ of Pennsylvania, Inc., DZ of Wisconsin, Inc., Portland Fun Fitness, Inc., Vancouver Fun Fitness, Inc., Discovery Zone (Puerto Rico), Inc., Leaps & Bounds, Inc., Semborg Corp., DZ Party, Inc., DZGP, Inc., Discovery Zone Children's Amusement Corporation, Discovery Zone L.P. and Tumble for Fun Limited Partnership.

                                TABLE OF CONTENTS

                                                                            Page

I.   INTRODUCTION AND OVERVIEW..............................................  1
      A.    Purpose of this Supplement......................................  1
      B.    Summary of Distributions Under the Plan.........................  3

II.  RECENT DEVELOPMENTS.................................................... 11

III. EXIT FINANCING, REORGANIZATION VALUES AND PROJECTIONS.................. 12
      A.    Exit Financing.................................................. 12
      B.    Reorganization Values........................................... 14
      C.    Projections..................................................... 17

IV.  LIQUIDATION ANALYSIS................................................... 17

V.   SUPPLEMENTAL VOTING PROCEDURES AND REQUIREMENTS........................ 19
      A.    Supplemental Ballots and Supplemental Voting Deadline........... 19
      B.    Special Note for Holders of LYONS............................... 22

VI.  CONFIRMATION HEARING................................................... 24

Exhibits

Exhibit 1 - Financial Projections
Exhibit 2 - Description of Operation of Distribution Protocol
Exhibit 3 - Liquidation Analysis

            On March 11, 1997, Discovery Zone, Inc. ("Discovery Zone") and nineteen of its affiliates (collectively, the "Debtors"), along with Birch Holdings LLC ("Birch"), filed the Third Amended Joint Plan of Reorganization (the "Plan") and the Second Amended Joint Disclosure Statement describing the Plan (the "Disclosure Statement"). On March 11, 1997, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") approved the Disclosure Statement and authorized the Debtors to mail the Plan and Disclosure Statement to all creditors entitled to vote on the Plan. Accordingly, such Creditors previously received a copy of the Plan and the Disclosure Statement, and the Bankruptcy Court set April 23, 1997 as the last day to vote to accept or reject the Plan. Capitalized terms used but not defined in this cover letter or this Supplement to the Disclosure Statement (this "Supplement") shall have the meanings assigned to such terms in the Plan.

            The purpose of this Supplement is to provide Creditors who had previously submitted a timely ballot accepting or rejecting the Plan with adequate information with respect to the revised Exit Financing terms and the anticipated value of distributions to Creditors through Reorganized DZ Units under the Plan. Such Creditors have the opportunity to change their votes with respect to accepting or rejecting the Plan.

            This Supplement describes the revised Exit Financing terms and the estimated recovery to be received by certain Classes of Creditors upon giving effect to the Exit Financing as described herein. As described below, the terms of the Exit Financing are different from the terms set forth in the Disclosure Statement. The anticipated Exit Financing will result in a reduction of the projected values of distributions to Creditors through Reorganized DZ Units as compared to those projected values set forth in the Disclosure Statement.

            This Supplement also describes certain recent developments in the Debtors' business and the projected enterprise value of Reorganized Discovery Zone in light of such developments and revised Exit Financing terms. Attached as exhibits to this Supplement are financial projections, a description of the operation of the Distribution Protocol and a liquidation analysis, each of which has been updated to reflect an anticipated August 1, 1997 Effective Date. This Supplement modifies the Disclosure Statement only to the extent of the information set forth herein.

            Given the changes in the Exit Financing terms described below, each Creditor that timely submitted a Ballot to accept or reject the Plan has an opportunity to change its previous vote on the Plan (each such Creditor being a "Voting Creditor"). Accordingly, Voting Creditors are receiving this Supplement and a supplement ballot ("Supplemental Ballot"). Voting Creditors that wish to change their vote to accept or reject the Plan may do so by returning the enclosed Supplemental Ballot. Voting Creditors that do not wish to change their vote to accept or reject the Plan need not return the enclosed Supplemental Ballot. Instructions for Voting Creditors to submit their Supplemental Ballots are set forth in Section V, "SUPPLEMENTAL VOTING PROCEDURES AND REQUIREMENTS."

            Creditors that previously did not timely submit a Ballot are not entitled to cast a vote to accept or reject the Plan.

            This Supplement has been prepared by the Debtors based upon information contained in their books and records. Birch, as the non-Debtor proponent of the Plan, makes no representation that this Supplement contains complete and accurate information. Birch, the Debtors' largest unsecured creditor, has no relationship with the Debtors other than through the claims it holds against the Debtors and as described in the Disclosure Statement.

            The information contained herein has been prepared by the Debtors in good faith, based upon information available to them. The information herein concerning the Plan has not been the subject of a verified audit. All financial information was compiled from the records of the Debtors. The Debtors believe that the Disclosure Statement, as modified by this Supplement, complies with the requirements of the Bankruptcy Code.

            The statements contained in this Supplement are made as of the date hereof, unless another time is specified herein, and delivery of this Supplement shall not imply that there has been no change in the facts set forth herein since the date of this Supplement and the date the materials relied on in preparation of this Supplement were compiled. This Supplement may not be relied on for any purpose other than to determine whether and how to change a previously cast vote on the Plan. Nothing contained herein shall constitute an admission of any fact or liability by any party, or be admissible in any proceeding involving the Debtors or any other party, or be deemed conclusive advice on the tax or other legal effects of the reorganization on holders of Claims or Interests.

            THIS SUPPLEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

            The Disclosure Statement, as modified by this Supplement, has been approved by order of the Bankruptcy Court, dated June 19, 1997, as containing information of a kind and in sufficient detail to enable a hypothetical reasonable investor typical of holders of Claims or Interests of relevant classes to make an informed judgment concerning the Plan. The Bankruptcy Court's approval of the Disclosure Statement, as modified by this Supplement, however, does not constitute a recommendation by the Bankruptcy Court either for or against the Plan.

            The Bankruptcy Court has scheduled a hearing on confirmation of the Plan to commence on July 18, 1997 at 2:30 p.m. That hearing will be held at the United States Bankruptcy Court for the District of Delaware, 824 Market Street, 6th Floor, Wilmington, Delaware before The Honorable Helen Balick. The hearing on confirmation may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement made at the hearing or any adjournment thereof.

                          I. INTRODUCTION AND OVERVIEW

      A. Purpose of this Supplement

            The Disclosure Statement, which you previously received, describes various transactions contemplated under the Plan, including how Claims and Interests will be satisfied. This Supplement describes the terms of the Exit Financing and the estimated recoveries to be received by certain Classes of Creditors upon giving effect to the Exit Financing as described herein.

            As noted above, the Bankruptcy Court had set April 23, 1997 as the last day to vote to accept or reject the Plan. Pursuant to the prior solicitation of votes on the Plan, the Plan has been accepted by all Classes entitled to vote on the Plan other than certain subclasses of Class 5 Miscellaneous Secured Claims(1) and Class 10 Other Unsecured Claims. The Debtors believe that, once the condition precedent to commencing the confirmation hearing set forth in Section 9.1 of the Plan is satisfied, the Plan will be confirmed pursuant to Section 1129 of the Bankruptcy Code. Section 9.1 of the Plan provides that the confirmation hearing shall not begin unless the Debtors' placement agent has provided the Debtors and the Creditors' Committee with reasonable assurance that it believes, based upon the facts and circumstances known to it at the time and assuming (x) the absence of material adverse changes to the Debtors and securities market conditions and (y) the satisfaction of normal and customary conditions, including Plan confirmation, that it is highly likely that the Exit Financing will be consummated within 14 days of entry of the order confirming the Plan. Section 9.1 was developed during the course of discussions with the Creditors' Committee as to the terms and conditions of the Plan. The Debtors and their professionals are working diligently to satisfy this condition precedent to commencement of the confirmation hearing.

            The purpose of this Supplement is to provide each Voting Creditor
(i) adequate information with respect to the Exit Financing and the anticipated value of distributions to Creditors in the form of Reorganized DZ Units under the Plan, and (ii) an opportunity to change its vote on the Plan. Instructions to Voting Creditors for submitting their Supplemental Ballots are set forth in
Section V, "SUPPLEMENTAL VOTING PROCEDURES AND REQUIREMENTS."

----------
(1) Each Class 5 Secured Creditor is placed in its own Class for voting purposes. Plan ss. 4.7(a) ("Each Allowed Class 5 Claim shall be in its own subclass and each such Claim shall be treated as being in a separate Class for voting purposes.").

                             DEBTORS' RECOMMENDATION

            THE DEBTORS BELIEVE THAT CONFIRMATION OF THE PLAN IS IN THE BEST INTERESTS OF CREDITORS AND THAT THE PLAN SHOULD BE CONFIRMED. THE MODIFICATION TO THE EXIT FINANCING TERMS, DESCRIBED BELOW, WAS REQUIRED BY MARKET CONDITIONS.

            THE DEBTORS STRONGLY RECOMMEND THAT ALL CREDITORS THAT ARE ENTITLED TO VOTE ON THE PLAN VOTE TO ACCEPT THE PLAN.

                      CREDITORS' COMMITTEE'S RECOMMENDATION

            BEFORE AND DURING ITS CHAPTER 11 CASE, DISCOVERY ZONE HAS INCURRED MILLIONS OF DOLLARS OF LOSSES. SEVERAL BUSINESS PLANS HAVE BEEN IMPLEMENTED BY PREVIOUS MANAGEMENT. BUT NONE HAS BEEN SUCCESSFUL.

            DURING THE CHAPTER 11 CASE, THE COMMITTEE RETAINED FINANCIAL EXPERTS IN THE ENTERTAINMENT INDUSTRY TO TRY TO FIND THE RIGHT INVESTORS WITH THE RIGHT BUSINESS PLAN TO MAKE DISCOVERY ZONE SUCCESSFUL. THUS FAR NO FIRM OFFER HAS BEEN MADE. IN THIS CONTEXT, THE CURRENT PLAN OFFERS CREDITORS A SUPERIOR RESULT THAN THE ONLY CURRENT ALTERNATIVE, WHICH IS LIQUIDATION. IF THE CURRENT PLAN BECOMES EFFECTIVE, UNSUBORDINATED CREDITORS MAY RECEIVE UP TO 20 CENTS CASH ON THE DOLLAR OR STOCK AND WARRANTS WHOSE VALUES ARE VERY DIFFICULT TO DETERMINE, BUT WHICH MAY ULTIMATELY TRADE FOR MATERIAL VALUE IF DISCOVERY ZONE'S NEW BUSINESS PLAN PROVES SUCCESSFUL. FOR THESE REASONS, THE COMMITTEE SUPPORTS THE PLAN.

            BASED ON THE FOREGOING AND TO AVOID COSTLY LITIGATION, THE COMMITTEE ENTERED INTO THE CHAPTER 11 PLAN AGREEMENT AMONG DEBTORS, BIRCH HOLDINGS LLC, AND STATUTORY CREDITORS' COMMITTEE (THE "PLAN SETTLEMENT AGREEMENT"), A TRUE AND COMPLETE COPY OF WHICH IS ANNEXED TO THE PLAN AS EXHIBIT H.

            PURSUANT TO THE PLAN SETTLEMENT AGREEMENT, AND SUBJECT TO THE COMMITTEE'S FIDUCIARY DUTIES, THE COMMITTEE WILL NOT OBJECT TO CONFIRMATION OF THE PLAN. THE COMMITTEE HAS, HOWEVER, RESERVED THE RIGHT TO RECOMMEND TO CREDITORS THAT THEY SUPPORT AN ALTERNATIVE CHAPTER 11 PLAN IF ONE MATERIALIZES AND AFFORDS CREDITORS SUPERIOR TREATMENT.

            THIS SUPPLEMENT CONTAINS ENTERPRISE AND LIQUIDATION VALUATIONS WHICH WERE PREPARED BY THE DEBTORS. ALTHOUGH THE COMMITTEE'S JOINT FINANCIAL ADVISORS, ROTHSCHILD, INC. AND SBC WARBURG, INC., AND THE COMMITTEE'S BANKRUPTCY ACCOUNTANTS, ERNST & YOUNG LLP, WERE PROVIDED WITH A COPY OF A BUSINESS PLAN PREPARED BY THE PLAN PROPONENTS, NEITHER THE COMMITTEE'S FINANCIAL ADVISORS NOR THE COMMITTEE'S BANKRUPTCY ACCOUNTANTS TOOK PART IN THE PREPARATION OF EITHER THE BUSINESS PLAN OR THE VALUATIONS CONTAINED IN THIS SUPPLEMENT BASED ON THAT BUSINESS PLAN. MOREOVER, THE COMMITTEE AND ITS PROFESSIONALS DISCLAIM ANY RESPONSIBILITY FOR THE ACCURACY OF THE FINANCIAL PROJECTIONS AND BUSINESS FORECASTS CONTAINED IN THIS SUPPLEMENT, OR THE ACCURACY OF ANY OF THE HISTORICAL DISCUSSION/NARRATIVE CONTAINED HEREIN.

            FINALLY, THE COMMITTEE FIRMLY SUPPORTS IMPLEMENTATION OF THE DISTRIBUTION PROTOCOL PROVIDED FOR IN ARTICLE 5 OF THE PLAN AMONG CLASSES 6, 7 AND 9. THE COMMITTEE BELIEVES THAT ABSENT CREDITOR APPROVAL OF THE DISTRIBUTION PROTOCOL, THERE IS A SIGNIFICANT LIKELIHOOD THAT PROTRACTED LITIGATION AMONG THE HOLDERS OF THE ALLOWED CLASSES 6, 7 AND 9 CLAIMS COULD ENSUE WHICH COULD SIGNIFICANTLY DELAY -- AND POTENTIALLY DIMINISH MATERIALLY -- THE DISTRIBUTIONS CONTEMPLATED UNDER THE PLAN.

      B. Summary of Distributions Under the Plan

            Set forth below is a summary of the distributions to be made under the Plan upon giving effect to the Exit Financing as described herein. The following will incorporate projected recoveries, based on assumptions contained in Exhibit 1, entitled "Financial Projections." The projected recoveries have been calculated, for Classes of Creditors to receive Reorganized DZ Units, with reference only to the Financial Projections and not with reference to any assumed trading level. There can be no assurance that the New Common Stock would actually be traded at prices corresponding to the values set forth in this Disclosure Statement. See Section VII of the Disclosure Statement, entitled "Certain Risk Factors to be Considered." The calculations supporting the projected recoveries for Classes 7, 8, 9 and 10 with respect to distributions of Reorganized DZ Units are set forth in Exhibit 2 to this Supplement, "Description of Operation of Distribution Protocol."

            THE FOLLOWING SUMMARY OF DISTRIBUTIONS UNDER THE PLAN IS INTENDED AS A SUMMARY ONLY AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, WHICH WAS ATTACHED AS EXHIBIT 1 TO THE DISCLOSURE STATEMENT. THE DEBTORS URGE EACH VOTING CREDITOR TO CAREFULLY REVIEW THE ENTIRE PLAN, TOGETHER WITH THE DISCLOSURE

STATEMENT AND THIS SUPPLEMENT, BEFORE DECIDING WHETHER TO CAST A SUPPLEMENTAL BALLOT, WHICH WOULD CHANGE A PREVIOUSLY CAST VOTE TO ACCEPT OR REJECT THE PLAN.

========================================================================================================
     Class                Estimated                     Treatment                       Recovery as
                           Maximum                                                         a % of
                       Amount of Claims                                                    Claim
--------------------------------------------------------------------------------------------------------
Class 1                  $45,000,000      Not impaired. The holders of Allowed        100%
Administrative                            Class 1 Claims will be paid in full in
Expense Claims                            Cash on the Effective Date or, if any
                                          Class 1 Claim becomes Allowed after
                                          the Effective Date, as soon as
                                          practicable after such Claim becomes
                                          Allowed, or, if by its terms or by
                                          agreement with the holder of such
                                          Allowed Class 1 Claim any such Allowed
                                          Class 1 Claim is payable on a later
                                          date or dates, such Allowed Class 1
                                          Claim will be paid in full in Cash on
                                          such later date or dates.
--------------------------------------------------------------------------------------------------------
Class 1A Small            $1,200,000      Impaired. Class 1A has been created.        70%
Claims                                    Each holder of an Allowed Class 1A
                                          Claim shall receive a single Cash
                                          payment equal to 70% of its Class 1A
                                          Claim on the Effective Date or, if
                                          such Claim becomes Allowed after the
                                          Effective Date, as soon as practicable
                                          after such Claim becomes Allowed. Any
                                          holder of a Class 6, 7 or 10 Claim
                                          which is less than or equal to $5,000
                                          that would not otherwise have been
                                          classified in Class 1A but for the
                                          election by such holder to reduce its
                                          Claim to $1,000 will not receive any
                                          other distribution under the Plan on
                                          account of such Claim.
--------------------------------------------------------------------------------------------------------
Class 2 Tax Claims        $5,000,000      Impaired. Unless any holder of a Class   100% over six years
                                          2 Claim shall agree to less favorable    from date of
                                          treatment, each holder of an Allowed     assessment with
                                          Class 2 Claim shall be paid in full in   interest accruing
                                          Cash over a period not exceeding six     from the Effective
                                          years from the date of assessment of     Date at the 10% per
                                          such Claim. Payments will be made in     annum
                                          equal annual installments of
                                          principal, plus simple interest
                                          accruing from the Effective Date at
                                          10% per annum on the unpaid portion of
                                          each Class 2 Claim or as determined by
                                          the Bankruptcy Court. Unless otherwise
                                          agreed by the holder of such Claim and
                                          the Plan Proponents or Reorganized
                                          Discovery Zone, the first payment will
                                          be payable one year after the
                                          Effective Date, or if the Class 2
                                          Claim is not allowed within one year
                                          after the Effective Date, as soon as
                                          practicable after such Claim becomes
                                          Allowed. Interest will be due and
                                          payable on the date on which each
                                          annual installment is due. The
                                          Reorganized Debtors may elect to
                                          prepay without penalty all or any
                                          portion of any Class 2 Claim.
--------------------------------------------------------------------------------------------------------

========================================================================================================
     Class                Estimated                     Treatment                       Recovery as
                           Maximum                                                         a % of
                       Amount of Claims                                                    Claim
--------------------------------------------------------------------------------------------------------
Class 3 Priority          $0              Impaired. The holders of allowed Class      100%
Claims                                    3 Claims will be paid in Cash in full
                                          on the Effective Date or, if any such
                                          Claim becomes Allowed after the
                                          Effective Date, as soon as practicable
                                          after such Claim becomes Allowed or,
                                          if by its terms or by agreement with
                                          the holder of such Allowed Class 3
                                          Claim any such Allowed Class 3 Claim
                                          is payable on a later date or dates,
                                          such Allowed Class 3 Claim will be
                                          paid in Cash in full on such later
                                          date or dates.

--------------------------------------------------------------------------------------------------------
Class 4A McDonald's       $4,666,000(2)   Impaired. McDonald's shall retain its       100%
Secured Claim                             liens against the L&B Owned Properties      over six
                                          to the extent of the amount of its          years
                                          Allowed Class 4A Claim and its Allowed
                                          Class 4B Claim. McDonald's shall
                                          receive deferred Cash payments equal
                                          to the value of the Class 4A Claim in
                                          equal payments over six years
                                          beginning on the first anniversary of
                                          the Effective Date and thereafter on
                                          the five subsequent anniversaries of
                                          the Effective Date, with simple
                                          interest from the Effective Date on
                                          the unpaid balance at the Prime Rate
                                          or as determined by the Bankruptcy
                                          Court.
--------------------------------------------------------------------------------------------------------

----------
(2) The Debtors and McDonald's Corporation have not reached final agreement with respect to the Allowed amount of the Class 4A Claim.

========================================================================================================
     Class                Estimated                     Treatment                       Recovery as
                           Maximum                                                         a % of
                       Amount of Claims                                                    Claim
--------------------------------------------------------------------------------------------------------
Class 4B McDonald's       $265,000(3)     Impaired. McDonald's shall retain its    100% at the
Secured Rent Deferral                     liens against the L&B Owned Properties   expiration of the
Claims                                    to the extent of the amount of its       applicable lease
                                          Allowed Class 4B Claim and its Allowed   term
                                          Class 4A Claim. On the Effective Date,
                                          McDonald's will receive a Rent
                                          Deferral Secured Note which
                                          corresponds to each L&B Sublease in
                                          respect of which McDonald's has
                                          granted the Debtors a rent deferral
                                          under the McDonald's Stipulation. On
                                          the Effective Date, the principal
                                          amount of each Rent Deferral Secured
                                          Note will equal the aggregate amount
                                          of rent deferrals which have accrued
                                          up to the Effective Date pursuant to
                                          the McDonald's Stipulation under the
                                          applicable L&B Sublease. After the
                                          Effective Date, the principal amount
                                          of each Rent Deferral Secured Note
                                          will increase by an amount equal to
                                          the rent deferral for each month
                                          between the Effective Date and the
                                          termination of the applicable L&B
                                          Sublease.
--------------------------------------------------------------------------------------------------------
Class 5 Miscellaneous     $150,000        Impaired. Each holder of an Allowed      100% over time or on
Secured Claims                            Class 5 Claim shall receive one of       the Effective Date,
                                          four forms of treatment under the Plan   depending on the
                                          in respect of its Allowed Claim. The     treatment elected by
                                          Plan Proponents, contemporaneously       the Plan Proponents
                                          with the solicitation of acceptances
                                          of the Plan, shall select which
                                          treatment each holder is to receive.
                                          The Plan Proponents' selection shall
                                          be made by the Debtors' filing of
                                          notice and serving it on the holder of
                                          the Allowed Class 5 Claim so
                                          indicating their selection
                                          contemporaneously with the
                                          solicitation of acceptances of the
                                          Plan, or if the Claim is a Disputed
                                          Claim at such time, the Debtors or the
                                          Reorganized Debtors, as the case may
                                          be, shall file and serve the notice of
                                          selection within thirty (30) days
                                          after the Claim becomes an Allowed
                                          Claim. If no form of treatment is so
                                          selected, the first alternative
                                          described shall be applicable. The
                                          alternative treatments for any Allowed
                                          Class 5 Claims are described under
                                          "DESCRIPTION OF PLAN OF
                                          REORGANIZATION--Classification and
                                          Treatment of Claims and Interests."
--------------------------------------------------------------------------------------------------------

----------
(3) This estimated Claim amount is based on four months of rent deferrals prior to the Effective Date. Any delay in the Effective Date will increase the amount of McDonald's allowed Class 4B Claim by approximately $33,000 per month.

========================================================================================================
     Class                Estimated                     Treatment                       Recovery as
                           Maximum                                                         a % of
                       Amount of Claims                                                    Claim
--------------------------------------------------------------------------------------------------------
Class 6 Credit           $101,900,000     Impaired. Each holder of an Allowed             34.3%(4)
Agreement Claims                          Class 6 Claim will receive on the
                                          Effective Date or, if such Claim
                                          becomes Allowed after the Effective
                                          Date, as soon as such Claim becomes
                                          Allowed, its Pro Rata portion of
                                          Reorganized DZ Units distributed to
                                          holders of Class 6 Claims under the
                                          Plan. All Ten Year DZ Warrants issued
                                          in connection with Reorganized DZ
                                          Units to Class 6 will be distributed
                                          to B1 Investments, LLC, unless
                                          otherwise elected by the holder of an
                                          Allowed Class 6 Claim on its ballot
                                          accepting or rejecting the Plan.
--------------------------------------------------------------------------------------------------------

--------
(4) It is assumed, with respect to these recoveries through distributions of Reorganized DZ Units, that the Claims will be satisfied solely by such distributions, the Distribution Protocol will be implemented and no Cash Distributions will be made available.

========================================================================================================
     Class                Estimated                     Treatment                       Recovery as
                           Maximum                                                         a % of
                       Amount of Claims                                                    Claim
--------------------------------------------------------------------------------------------------------
Class 7 General           $36,000,000     Impaired. Each holder of an Allowed      If the holder
Unsecured Claims                          Class 7 Claim may elect to receive       receives a Class 7
                                          either (i) its Pro Rata portion of       Cash Distribution,
                                          Reorganized DZ Units distributed to      20% on the Effective
                                          holders of Class 7 Claims under the      Date, to the extent
                                          Plan, subject to Section 5.5(f) of the   the Claim is so
                                          Plan, on the Effective Date or, if       satisfied
                                          such Claim becomes Allowed after the
                                          Effective Date, as soon as such Claim    If the holder
                                          becomes Allowed, or (ii) a Class 7       receives Reorganized
                                          Cash Distribution (to the extent, if     DZ Units and the
                                          any, that the Plan Proponents            Distribution
                                          determine to make such a distribution    Protocol is
                                          available). The terms and conditions     implemented, 12.2%
                                          with respect to a Class 7 Cash           on the Effective
                                          Distribution are described under         Date(5)
                                          "DESCRIPTION OF PLAN OF
                                          REORGANIZATION--Classification and       If the holder
                                          Treatment of Claims and Interests."      receives Reorganized
                                                                                   DZ Units and the
                                          A Voting Creditor which is a holder of   Distribution
                                          a Class 7 Claim less than or equal to    Protocol is not
                                          $5,000 may elect to reduce its Claim     implemented, 15.4%
                                          to $1,000 and have such Claim treated    on the Effective
                                          as a Class 1A Claim.                     Date(6)
--------------------------------------------------------------------------------------------------------

----------
(5) It is assumed, with respect to these recoveries through distributions of Reorganized DZ Units, that the Claims will be satisfied solely by such distributions, the Distribution Protocol will be implemented and no Cash Distributions will be made available.

(6) It is assumed that the Class 7 Claim will be satisfied solely through distributions of Reorganized DZ Units and no Cash Distribution will be made available.

========================================================================================================
     Class                Estimated                     Treatment                       Recovery as
                           Maximum                                                         a % of
                       Amount of Claims                                                    Claim
--------------------------------------------------------------------------------------------------------
Class 8 Certain            $2,500,000     Impaired. Each holder of an Allowed      If the holder
Unsecured Personal                        Class 8 Claim may elect to receive       receives a Class 8
Injury Claims                             either (i) its Pro Rata portion of       Cash Distribution,
                                          Reorganized DZ Units distributed to      20% on the Effective
                                          holders of Class 8 Claims under this     Date, to the extent
                                          Plan on the Effective Date or, if such   the Claim is so
                                          Claim becomes Allowed after the          satisfied
                                          Effective Date, as soon as such Claim
                                          becomes Allowed or (ii) a Class 8 Cash   If the holder
                                          Distribution (to the extent, if any,     receives Reorganized
                                          that the Plan Proponents determine to    DZ Units, 15.4% on
                                          make such a distribution available).     the Effective
                                          In addition, each holder of a Allowed    Date(7)
                                          Class 8 Claim shall receive Pro Rata
                                          distributions, if any, from the Class
                                          8 Insurance Fund.
--------------------------------------------------------------------------------------------------------
Class 9 LYONS            $128,700,000     Impaired. Each holder of an Allowed      1.2% on the
Claims                                    Class 9 Claim will receive on the        Effective Date
                                          Effective Date or, if such Claim         through a
                                          becomes Allowed after the Effective      distribution of
                                          Date, as soon as practicable after       Reorganized DZ
                                          such Claim becomes Allowed, its Pro      Units(7)
                                          Rata portion of Reorganized DZ Units
                                          distributed to holders of Allowed        If the subordination
                                          Class 9 Claims under the Plan. The       provisions under the
                                          subordination provisions under the       LYONS are enforced,
                                          LYONS shall be enforced without          holders will not
                                          exception and the holders of Allowed     receive any
                                          Class 9 Claims shall not receive any     distribution
                                          distribution under the Plan if Class 9
                                          rejects the Plan and certain events,
                                          described herein, occur. See
                                          "Classification and Treatment Claims
                                          and Interests--Class 9 - LYONS
                                          Claims."
--------------------------------------------------------------------------------------------------------

----------

(7) It is assumed, with respect to all recoveries through distributions of Reorganized DZ Units, that the Claims will be satisfied solely by such distributions, the Distribution Protocol will be implemented and no Cash Distributions will be made available.

(7) It is assumed, with respect to all recoveries through distributions of Reorganized DZ Units, that the Claims will be satisfied solely by such distributions, the Distribution Protocol will be implemented and no Cash Distributions will be made available.

========================================================================================================
     Class                Estimated                     Treatment                       Recovery as
                           Maximum                                                         a % of
                       Amount of Claims                                                    Claim
--------------------------------------------------------------------------------------------------------
Class 10 Other           $15,700,000      Impaired. Each holder of an Allowed      If the holder
Unsecured Claims                          Class 10 Claim may elect to receive      receives a Class 10
                                          either (i) its Pro Rata portion of       Cash Distribution,
                                          Reorganized DZ Units distributed to      20% on the Effective
                                          holders of Class 10 Claims under the     Date, to the extent
                                          Plan on the Effective Date or, if such   the Claim is so
                                          Claim becomes Allowed after the          satisfied
                                          Effective Date, as soon as such Claim
                                          becomes Allowed, or (ii) a Class 10      If the holder
                                          Cash Distribution (to the extent, if     receives Reorganized
                                          any, that the Plan Proponents            DZ Units, 15.4% on
                                          determine to make such a distribution    the Effective
                                          available). The terms and conditions     Date(8)
                                          with respect to a Class 10 Cash
                                          Distribution are described under
                                          "DESCRIPTION OF PLAN OF
                                          REORGANIZATION--Classification and
                                          Treatment of Claims and Interests."

                                          A Voting Creditor which is a holder of
                                          a Class 10 Claim which is less than or
                                          equal to $5,000 may elect to reduce
                                          its Claim to $1,000 and have such
                                          Claim treated as a Class 1A Claim.
--------------------------------------------------------------------------------------------------------
Class 11 Insured         $155,334,000     Not impaired. The holders of Allowed       100%
Claims                                    Class 11 Claims will have recourse
                                          only to the proceeds of insurance
                                          coverage carried by the Debtors.
--------------------------------------------------------------------------------------------------------
Class 12 Subordinated    $37,800,000      Impaired. The subordination provisions     0%
Unsecured Claims                          under any applicable agreements or
                                          bankruptcy or nonbankruptcy law shall
                                          be enforced without exception and the
                                          holders of Allowed Class 12 Claims
                                          shall not receive any distribution
                                          under the Plan.
--------------------------------------------------------------------------------------------------------
Class 13                 $289,000,000     Impaired. On the Effective Date, all       0%
Intercompany Claims                       Intercompany Claims shall be expunged,
                                          released and discharged, and the
                                          holders of such Claims shall receive
                                          no distribution of any kind under the
                                          Plan.
--------------------------------------------------------------------------------------------------------

--------
(8) It is assumed, with respect to all recoveries through distributions of Reorganized DZ Units, that the Claims will be satisfied solely by such distributions, the Distribution Protocol will be implemented and no Cash Distributions will be made available.

========================================================================================================
     Class                Estimated                     Treatment                       Recovery as
                           Maximum                                                         a % of
                       Amount of Claims                                                    Claim
--------------------------------------------------------------------------------------------------------
Class 14 Common         Not Applicable    Impaired. All Existing Common Stock,          0%
Stock and Partnership                     Existing Common Stock Options and
Interests                                 Existing Partnership Interests shall
                                          be cancelled, annulled and
                                          extinguished as of the Effective Date
                                          and each holder of an Allowed Common
                                          Stock Interest, Existing Common Stock
                                          Option and Existing Partnership
                                          Interest shall not be entitled to
                                          receive or retain any property or
                                          interest in property on account of
                                          such Existing Common Stock, Existing
                                          Common Stock Option or Existing
                                          Partnership Interest under the Plan.
========================================================================================================

                             II. RECENT DEVELOPMENTS

            In December 1996, Scott W. Bernstein was appointed President and Chief Executive Officer of Discovery Zone and President of the other corporate Debtors. Subsequent to the hiring of Mr. Bernstein, a new senior management team was put in place and the Debtors began implementing a turnaround plan designed to significantly reduce its operating costs, enhance its core product offerings and reposition the Debtors from an operator of indoor playgrounds to the leading national provider of high quality children's indoor entertainment. Since December 1996, the Debtors implemented a broad cost reduction program that included four key components: (i) the elimination of excessive selling, general and administrative expenses; (ii) the implementation of a variety of financial and quality controls designed to significantly improve operating margins at the FunCenter level; (iii) the establishment of a broad-based incentive compensation plan at the store and regional management levels tied to FunCenter EBITDA and service quality measures; and (iv) the continued closing of unprofitable FunCenters. The Debtors have completed the implementation of this cost reduction program, which, they believe, will result in substantially improved operating cash flow. Accordingly, during the first quarter of 1997, the Debtors generated revenue of approximately $38.8 million and positive EBITDA (before non-recurring restructuring and bankruptcy related fees and expenses) of approximately $0.8 million, as compared, for the comparable stores, to revenue of approximately $49.2 million and negative EBITDA (before non-recurring restructuring and bankruptcy related fees and expenses) of approximately $5.5 million in the first quarter of 1996.

            In addition to implementing their cost reduction program, the Debtors have begun to implement a variety of initiatives focused on increasing FunCenter attendance and in-store spending. As part of these efforts, the Debtors have developed and begun implementing a marketing and promotional strategy and have entered into a beverage and marketing sponsorship agreement with PepsiCo which will provide the Debtors with substantial marketing and promotional support from PepsiCo and Frito-Lay in exchange for the Debtors' agreement to sell Pepsi and Frito-Lay products in their FunCenters. The Debtors, subject to Bankruptcy Court approval, have also signed a Master License and Marketing Agreement with Pizza Hut, which will, once approved by the Bankruptcy Court, permit the Debtors to sell Pizza Hut products and will provide for cross-promotional marketing activities between the Debtors and Pizza Hut. The Debtors have also entered into an agreement with the creators of Gymboree and Playorena for the development of weekday programs at their FunCenters.

            Although the Debtors' operations and financial outlook have improved dramatically, the Debtors continue to experience losses. Accordingly, as contemplated in the First Amendment, which was approved by the Bankruptcy Court by orders dated December 31, 1996, and March 4, 1997, the Debtors have entered into a loan agreement with Birch which provides the Debtors with $5 million of additional availability. The Debtors believe that this additional availability, along with cash generated from operations, will be adequate to fund their near-term cash requirements.

           III. EXIT FINANCING, REORGANIZATION VALUES AND PROJECTIONS

      A. Exit Financing

            The effectiveness of the Plan is conditioned on, among other things, the Debtors raising Exit Financing on terms acceptable to the Plan Proponents and in an amount necessary to make the payments required to be made under the Plan to satisfy Claims in Classes 1, 1A and 3 and for working capital purposes. The Plan Proponents estimate that Cash payments required to satisfy Claims in Classes 1, 1A and 3 will be approximately $45,900,000. The Plan Proponents presently estimate that the amount of financing required for working capital and capital expenditures and transaction costs will be approximately $29,100,000. Accordingly, the Plan Proponents presently anticipate that approximately $75,000,000 of Exit Financing proceeds will be sufficient to satisfy the condition for the effectiveness of the Plan. As of the date of the Disclosure Statement, the Plan Proponents anticipated that approximately $70,000,000 of Exit Financing proceeds would have been sufficient to satisfy the condition for the effectiveness of the Plan. The increase in this figure results from losses the Debtors have incurred or anticipate incurring.

            The Debtors are seeking to raise additional funds to make the Cash distributions available to all Unsecured Creditors electing to receive Cash under the Plan.

However, the Debtors believe that it is unlikely that the net proceeds of the Exit Financing will be sufficient to permit the Debtors to satisfy any portion of a Class 7, 8 or 10 Claim in Cash. Furthermore, and as noted in the Disclosure Statement, the Debtors' ability to make the Cash Distributions available with respect to the full amount of all Allowed Claims is dependent on both obtaining sufficient financing and successfully resolving Claims in Class 7, 8 and 10 for $50 million or less.

            The Plan Proponents contemplate that the Exit Financing will be raised through the sale of debt securities of Reorganized Discovery Zone ("Debt Securities"), a revolving credit or term loan facility for Reorganized Discovery Zone (a "Credit Facility") or the sale of preferred stock ("Preferred Stock") of Reorganized Discovery Zone or any combination of the foregoing. The sale of Debt Securities or Preferred Stock would likely require the issuance of warrants ("Exit Financing Warrants") to purchase, and/or include a conversion feature allowing conversion into, New Common Stock. The final maturity or redemption period with respect to any Debt Securities or Preferred Stock is expected to be between five and ten years from the Effective Date. The final maturity of any Credit Facility which may be entered into as part of the Exit Financing is expected to be between three and seven years from the Effective Date. Any Exit Financing Warrants or convertible securities would be exercisable or convertible within ten years of issuance. Subject to pre-existing liens, the Plan Proponents anticipate that collateral composed of substantially all of Reorganized Discovery Zone's assets (including the common stock of the Reorganized Debtors other than Reorganized Discovery Zone) would be required for a Credit Facility and/or certain Debt Securities.

            The weighted average of the interest rates or dividend rates of any Debt Securities and Preferred Stock which is issued as part of the Exit Financing is likely to be between 12% and 14%. The interest rate of any Credit Facility is likely to be between 8% and 12%. The conversion option in connection with Preferred Stock and any Exit Financing Warrants which are issued as part of the Exit Financing are likely to represent the right, upon exercise thereof, to obtain between 25% and 35% of the New Common Stock on a fully diluted basis, subject to adjustment upon the occurrence of certain events. The Exit Financing Warrants will be exercisable at a nominal exercise price. The specific terms of the Exit Financing are subject to market conditions, and will be determined at the time of the closing of the Exit Financing.

            These terms differ from those set forth in the Disclosure Statement in that it was previously anticipated that any Exit Financing Warrants would represent the right, upon exercise thereof, to purchase between 10% and 20% of the New Common Stock on a fully diluted basis, subject to adjustment upon the occurrence of certain events, at a nominal exercise price. As described above, it is currently projected that the Exit Financing will require the grant of Preferred Stock conversion rights and Exit Financing Warrants which, upon exercise, will entitle the holders of such rights and warrants to between 25% and 35% of the New Common Stock on a fully diluted basis.

            The net proceeds to the Reorganized Debtors from the Exit Financing will be used to (i) satisfy all Class 1 Administrative Expense Claims, including any Claims held by Perry with respect to the Replacement Credit Agreement, as amended by the First Replacement Amendment, as well as Class 1A and Class 3 Claims; (ii) finance a major capital improvement program; (iii) provide additional availability for working capital purposes; and (iv) satisfy fees and expenses associated with the Exit Financing. If sufficient financing is obtained, the net proceeds of the Exit Financing will also be used to satisfy Class 7, 8 and 10 Claims in Cash, to the extent that holders of such Claims elect to receive Cash under the Plan. As noted above, the Debtors do not believe that it is likely that the net proceeds of the Exit Financing will be sufficient to permit the Debtors to satisfy Class 7, 8 and 10 Claims in Cash.

      B. Reorganization Values

            The Debtors have been advised by Peter J. Solomon Company Limited ("PJSC") with respect to the value of Reorganized Discovery Zone. The Plan provides that the Debtors and the Creditors' Committee will attempt to agree as to the value of Reorganized Discovery Zone. In the event the Debtors and the Creditors' Committee are unable to consensually determine the value of Reorganized Discovery Zone, the Bankruptcy Court shall determine such value.

            The range of reorganization values (which includes the value of Discovery Zone's business and the value of certain other assets) of Reorganized Discovery Zone was assumed for purposes of the Plan by Discovery Zone, based on advice from PJSC to be approximately $110,000,000 to $130,000,000 as of an assumed Effective Date of August 1, 1997. Such assumed reorganization value represents the range of values prepared by PJSC during June 1997 in respect of the business and assets of Reorganized Discovery Zone. Based upon the assumed reorganization value of Reorganized Discovery Zone and an assumed net debt (including the Exit Financing and capital lease obligations less projected Cash balances assuming the creation of Class 1A) of approximately $57,500,000, Discovery Zone has employed an assumed range of distributable equity values for Reorganized Discovery Zone of approximately $36,700,000 to $50,700,000 or approximately $9.18 per share to $12.68 per share of New Common Stock based upon a distribution of approximately 4,000,000 shares of New Common Stock and Ten Year Reorganized DZ Warrants to purchase approximately 10% of the shares of New Common Stock estimated by Reorganized Discovery Zone on the Effective Date to be issued to the holders of Claims under the Plan, and assuming dilution from the exercise of the conversion option in connection with any preferred stock associated with the Exit Financing and any warrants issued in connection with the Exit Financing.

            These valuations are based on a number of assumptions, including a successful reorganization of the Debtors' business and finances in a timely manner, the achievement of the forecasts reflected in the financial projections, the availability of certain tax attributes, the continuation of current market conditions through the Effective Date and the Plan becoming effective in accordance with its terms. In addition, these valuations are highly dependent on the Debtors obtaining Exit Financing in the amount and under substantially similar terms as described herein. These valuations also assume that the proceeds from the Exit Financing contemplated by the Plan will be utilized as described in the Business Plan and that such Exit Financing will require the issuance of warrants to purchase New Common Stock calculated at the mid-point of the range of expected dilution in connection with such financing. These valuations do not reflect the favorable tax effects, if any, associated with the reorganization of Discovery Zone. Each of these assumptions is set forth in the Financial Projections attached as Exhibit 1 to this Supplement.

            Estimates of value do not purport to be appraisals or necessarily reflect the values which may be realized if assets are sold. The estimates of value represent hypothetical reorganization values of Reorganized Discovery Zone as the continuing owner and operator of its business and assets. Such estimates reflect computations of the reorganization value of Reorganized Discovery Zone through the application of various valuation techniques and do not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, each of which may be significantly different than the amounts set forth herein. The value of an operating business such as Discovery Zone's is subject to uncertainties and contingencies which are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business. AS A RESULT, THE ESTIMATE OF THE RANGE OF REORGANIZATION VALUES SET FORTH HEREIN IS NOT NECESSARILY INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH THEREIN. BECAUSE SUCH ESTIMATE IS INHERENTLY SUBJECT TO UNCERTAINTIES, NEITHER DISCOVERY ZONE NOR PJSC, NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR ITS ACCURACY. IN ADDITION, THE VALUATION OF NEWLY-ISSUED SECURITIES SUCH AS THE NEW COMMON STOCK IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities holdings of prepetition creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors which generally influence the prices of securities. It should be noted that there is presently no trading market for the New Common Stock and there can be no assurance that such a trading market will develop.

            PJSC has undertaken its valuation analysis for purposes of determining the value available to distribute to creditors pursuant to the Plan and analyzing relative recoveries to creditors thereunder. The analysis is based on the projections as well as current market conditions and statistics. The values are as of the assumed Effective Date, August 1, 1997, and were prepared by PJSC during June 1997. PJSC used the discounted cash flow and comparable company multiple methodologies to value Discovery Zone's business. These valuation techniques reflect both the market's current view of Discovery Zone's value as well as a longer-term focus on the intrinsic value of the Cash flow projections in the Business Plan.

            In preparing a range of the estimated reorganization value of Reorganized Discovery Zone, PJSC: (i) reviewed certain historical financial information of Discovery Zone for recent years and interim periods; (ii) reviewed certain internal financial and operating data of Discovery Zone including financial projections provided by the Plan Proponents relating to its business and prospects; (iii) met with certain members of senior management of Discovery Zone to discuss operations and future prospects; (iv) reviewed publicly available financial data and considered the market values of public companies deemed generally comparable to the operating business of Discovery Zone; (v) considered certain economic and industry information relevant to the operating business, and conducted such other analyses as PJSC deemed appropriate; and (vi) solicited interest in a potential business combination with Reorganized Discovery Zone with potential strategic partners, investors and acquirors. Although PJSC conducted a review and analysis of Discovery Zone's business, operating assets and liabilities and business plans, PJSC assumed and relied on the accuracy and completeness of all (i) financial and other information furnished to it by the Plan Proponents and by other firms retained by the Plan Proponents, and (ii) publicly available information. In addition, PJSC did not independently verify the Plan Proponents' projections in connection with such valuation, and no independent evaluations or appraisals of the Debtor's assets were sought or were obtained in connection therewith.

            The Plan contemplates the distribution of Ten Year Reorganized DZ Warrants to holders of Allowed Claims in certain Classes. The exercise price of each Ten Year Reorganized DZ Warrant issued under the Plan is based on the estimated reorganization equity value per share and exercise of the Ten Year Reorganized DZ Warrants requires the payment to Reorganized Discovery Zone of Cash in the amount of the exercise price. While warrants may be valued using complex mathematical computations, these computations are based upon highly subjective assumptions, including, among others, the estimated trading prices of the equity securities into which the warrants may be exercised and the projected volatility of price movements of those shares. Moreover, actual trading values for warrants frequently differ materially from those values derived from mathematical computations. Accordingly, no value has been ascribed to the warrants under the Plan due to the significant uncertainty regarding (i) the projected trading value of the New Common Stock, (ii) the projected volatility of the New Common Stock due to the lack of an established market for the New Common Stock, and (iii) the potential dilutive value of the Ten Year Reorganized DZ Warrants.

            THE VALUATIONS REPRESENT ESTIMATED REORGANIZATION VALUES AND DO NOT NECESSARILY REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE EQUITY VALUE ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET TRADING VALUE. SUCH TRADING VALUE, IF ANY, MAY BE MATERIALLY DIFFERENT FROM THE REORGANIZATION EQUITY VALUE RANGES ASSOCIATED WITH THE VALUATION ANALYSIS.

      C. Projections

            Financial Projections which are based on the Debtors' Business Plan and which take into account the Exit Financing as described herein are attached as Exhibit 1 to this Supplement.

                            IV. LIQUIDATION ANALYSIS

            A plan of reorganization cannot be confirmed unless the Bankruptcy Court finds that the plan is in the "best interests" of holders of claims against, and interests in, the debtors subject to such plan. The "best interests" test is satisfied if a plan provides to each dissenting or non-voting member of each impaired class, a recovery not less than the recovery such member would receive if all the debtors' assets were sold and the debtors were liquidated in a hypothetical case under chapter 7 of the Bankruptcy Code by a chapter 7 trustee. The Debtors believe that the holders of impaired Claims and Interests will receive not less than they would receive under a chapter 7 liquidation. A Liquidation Analysis is attached as Exhibit 3 to this Supplement.

                           COMPARISON OF RECOVERIES

=========================================================================================================
            Class                Estimated Total   Maximum Chapter 7           Plan's
                                     Claims           Recovery as           Recovery as
                                                     a Percentage          a Percentage(1)
---------------------------------------------------------------------------------------------------------
Class 1 Administrative             $45,000,000            100%                  100%
Expense Claims
---------------------------------------------------------------------------------------------------------
Class 1A Small Claims               $1,200,000             1%                    70%
---------------------------------------------------------------------------------------------------------
Class 2 Tax Claims                  $5,000,000            100%       100% over six years from date
                                                                      of assessment with interest
                                                                      accruing after the Effective
                                                                            Date at 10%
---------------------------------------------------------------------------------------------------------
Class 3 Priority Claims                 $0           Not Applicable        Not Applicable
---------------------------------------------------------------------------------------------------------
Class 4A McDonald's                 $4,666,000            100%          100% over six years
Secured Claim
---------------------------------------------------------------------------------------------------------
Class 4B McDonald's Secured          $265,000             100%       100% at the expiration of the
Rent Deferral Claim                                                     applicable lease term
---------------------------------------------------------------------------------------------------------
Class 5 Miscellaneous                $150,000             100%         100% over time or on the
Secured Claims                                                       Effective Date, depending on
                                                                     the treatment elected by the
                                                                           Plan Proponents
---------------------------------------------------------------------------------------------------------
Class 6 Credit Agreement Claims   $101,900,000             2%         34.3% on the Effective Date
                                                                       through a distribution of
                                                                          Reorganized DZ Units
---------------------------------------------------------------------------------------------------------
Class 7 General Unsecured Claims   $36,000,000             1%       If the holder receives a Class 7
                                                                     Cash Distribution, 20% on the
                                                                     Effective Date, to the extent
                                                                       the Claim is so satisfied

                                                                        If the holder receives
                                                                      Reorganized DZ Units, 12.2%
                                                                        on the Effective Date
---------------------------------------------------------------------------------------------------------
Class 8 Certain Unsecured           $2,500,000             1%        If the holder receives a Class 8
Personal Injury Claims                                                Cash Distribution, 20% on the
                                                                      Effective Date, to the extent
                                                                        the Claim is so satisfied

                                                                          If the holder receives
                                                                       Reorganized DZ Units, 15.4%
                                                                          on the Effective Date
---------------------------------------------------------------------------------------------------------

--------
(1) It is assumed, with respect to recoveries through distributions of Reorganized DZ Units, that the Claims will be satisfied solely by such distributions, the Distribution Protocol will be implemented and no Cash Distributions will be made available.

=========================================================================================================
            Class                Estimated Total   Maximum Chapter 7           Plan's
                                     Claims           Recovery as           Recovery as
                                                     a Percentage          a Percentage(1)
---------------------------------------------------------------------------------------------------------
Class 9 LYONS Claims              $128,700,000             0%        1.2% on the Effective Date
                                                                      through a distribution of
                                                                        Reorganized DZ Units

                                                                    If the subordination provisions
                                                                         under the LYONS are
                                                                      enforced, holders will not
                                                                       receive any distribution
---------------------------------------------------------------------------------------------------------
Class 10 Other Unsecured           $15,700,000             1%        If the holder receives a Class
Claims                                                                10 Cash Distribution, 20% on
                                                                       the Effective Date, to the
                                                                    extent the Claim is so satisfied

                                                                         If the holder receives
                                                                      Reorganized DZ Units, 15.4%
                                                                         on the Effective Date
---------------------------------------------------------------------------------------------------------
Class 11 Insured Claims           $155,334,000            100%                   100%
---------------------------------------------------------------------------------------------------------
Class 12 Other Subordinated        $37,800,000             0%                     0%
Unsecured Claims
---------------------------------------------------------------------------------------------------------
Class 13 Intercompany Claims      $289,000,000             0%                     0%
---------------------------------------------------------------------------------------------------------
Class 14 Common Stock and         Not Applicable           0%                     0%
Partnership Interests
=========================================================================================================

               V. SUPPLEMENTAL VOTING PROCEDURES AND REQUIREMENTS

      A. Supplemental Ballots and Supplemental Voting Deadline

            This Supplement has been mailed to each Creditor who timely cast a Ballot to accept or reject the Plan (as previously defined, "Voting Creditors"). A Supplemental Ballot to be used for changing a previously cast timely vote to accept or reject the Plan, together with a postage-paid return envelope, is enclosed with all copies of this Supplement. Only Voting Creditors have received Supplemental Ballots.

                   IF YOU HAVE RECEIVED A SUPPLEMENTAL BALLOT,
                           YOU ARE A VOTING CREDITOR.

           IF YOU HAVE NOT RECEIVED A SUPPLEMENTAL BALLOT, YOU ARE NOT
                               A VOTING CREDITOR.

----------
(1) It is assumed, with respect to recoveries through distributions of Reorganized DZ Units, that the Claims will be satisfied solely by such distributions, the Distribution Protocol will be implemented and no Cash Distributions will be made available.

            After carefully reviewing this Supplement, if a Voting Creditor wishes to change its vote to accept or reject the Plan, that Voting Creditor must indicate its acceptance or rejection of the Plan by voting in favor of or against the Plan on the enclosed Supplemental Ballot and return the Supplemental Ballot in the enclosed envelope to the Debtors, as directed below. If a Voting Creditor does not wish to change its vote, the Voting Creditor is not required to submit a Supplemental Ballot.

            THE BANKRUPTCY COURT HAS DIRECTED THAT, TO BE COUNTED FOR VOTING PURPOSES, SUPPLEMENTAL BALLOTS CHANGING A VOTE TO ACCEPT OR REJECT THE PLAN, OTHER THAN SUPPLEMENTAL BALLOTS CAST BY CLASS 9 CREDITORS WHO ARE BENEFICIAL OWNERS HOLDING LYONS IN STREET NAME ("STREET NAME LYONS HOLDERS") THROUGH A BROKERAGE FIRM, BANK, TRUST COMPANY OR OTHER NOMINEE (A "NOMINEE"), MUST BE RECEIVED NO LATER THAN 5:00 P.M., PREVAILING EASTERN TIME, ON JULY 15, 1997 BY THE DEBTORS AT THE FOLLOWING ADDRESS:

            Discovery Zone, Inc.
            c/o Bankruptcy Services, Inc.
            70 East 55th Street, 6th Floor
            New York, NY  10022

            For purposes of changing a vote on the Plan, Voting Creditors will be entitled to vote in the same amount that they were entitled to vote on the Plan pursuant to their Ballot as originally cast.

            If a person timely submitted Ballots in more than one Class entitled to vote on the Plan, such person will receive a Supplemental Ballot for each such Class. IF YOU RECEIVE MORE THAN ONE SUPPLEMENTAL BALLOT YOU SHOULD ASSUME THAT EACH SUPPLEMENTAL BALLOT IS FOR A SEPARATE CLASS. THEREFORE, IF YOU WOULD LIKE TO CHANGE YOUR VOTE ON THE PLAN, PLEASE COMPLETE AND RETURN EACH SUPPLEMENTAL BALLOT THAT YOU RECEIVE UNLESS THESE SUPPLEMENTAL BALLOTS REPRESENT CLAIMS WHICH ARE DUPLICATIVE (i.e., multiple claims filed for the same merchandise or service). IF YOU RETURN DUPLICATE SUPPLEMENTAL BALLOTS, ONLY ONE SUPPLEMENTAL BALLOT WILL BE INCLUDED IN ANY CALCULATION TO DETERMINE WHETHER THE PARTIES ENTITLED TO VOTE ON THE PLAN HAVE VOTED TO ACCEPT OR REJECT THE PLAN. IF YOU RETURN DUPLICATIVE SUPPLEMENTAL BALLOTS WHICH HAVE BEEN VOTED INCONSISTENTLY, THEY WILL BE COUNTED AS ONE VOTE ACCEPTING THE PLAN.

            IF YOU DO NOT RETURN A SUPPLEMENTAL BALLOT, YOUR PREVIOUSLY CAST VOTE WILL BE INCLUDED IN ANY CALCULATION TO DETERMINE WHETHER THE PARTIES ENTITLED TO VOTE ON THE PLAN HAVE VOTED TO ACCEPT OR REJECT THE PLAN.

            IF A SUPPLEMENTAL BALLOT IS DAMAGED OR LOST OR IF YOU HAVE ANY QUESTIONS REGARDING THE PROCEDURES FOR CHANGING A VOTE ON THE PLAN, CONTACT:

            Bankruptcy Services, Inc.
            70 East 55th Street, 6th Floor
            New York, NY  10022
            Telephone:  (212) 376-8494
            Telecopier:  (212) 376-8989

            All Voting Creditors other than Street Name LYONS Holders may change their vote for or against the Plan by completing, dating and signing the Supplemental Ballot accompanying this Supplement and returning it in the enclosed postage-prepaid return envelope, by first class mail, to the Debtors at the following address:

            Discovery Zone, Inc.
            c/o Bankruptcy Services, Inc.
            70 East 55th Street, 6th Floor
            New York, NY  10022

            IN ORDER TO BE COUNTED, ALL SUPPLEMENTAL BALLOTS OTHER THAN SUPPLEMENTAL BALLOTS COMPLETED BY STREET NAME LYONS HOLDERS MUST BE EXECUTED AND RECEIVED BY THE DEBTORS NO LATER THAN 5:00 P.M., PREVAILING EASTERN TIME, ON JULY 15, 1997. SINCE MAIL DELAYS MAY OCCUR, IT IS IMPORTANT THAT YOUR SUPPLEMENTAL BALLOT BE MAILED OR DELIVERED WELL IN ADVANCE OF THE SPECIFIED DATE. ANY SUPPLEMENTAL BALLOTS RECEIVED AFTER 5:00 P.M., PREVAILING EASTERN TIME, ON JULY 15, 1997 WILL NOT BE INCLUDED IN ANY CALCULATION TO DETERMINE WHETHER THE PARTIES ENTITLED TO VOTE ON THE PLAN HAVE VOTED TO ACCEPT OR REJECT THE PLAN.

            SUPPLEMENTAL BALLOTS MAY BE RECEIVED BY THE DEBTORS BY FACSIMILE TRANSMISSION TO BANKRUPTCY SERVICES, INC. AT: (212) 376- 8989. SUPPLEMENTAL BALLOTS SENT BY FACSIMILE TRANSMISSION WILL NOT BE COUNTED UNLESS THE ORIGINAL SUPPLEMENTAL BALLOT IS RECEIVED BY BANKRUPTCY SERVICES, INC. BY 4:00 P.M., PREVAILING EASTERN TIME, ON JULY 16, 1997.

            WHEN A SUPPLEMENTAL BALLOT IS SIGNED AND RETURNED WITHOUT FURTHER INSTRUCTION REGARDING ACCEPTANCE OR REJECTION OF THE PLAN, THE SIGNED SUPPLEMENTAL BALLOT SHALL BE COUNTED AS A VOTE ACCEPTING THE PLAN.

            WHEN A SUPPLEMENTAL BALLOT IS RETURNED INDICATING ACCEPTANCE OR REJECTION OF THE PLAN BUT IS UNSIGNED, THE UNSIGNED SUPPLEMENTAL BALLOT WILL NOT BE INCLUDED IN ANY CALCULATION TO DETERMINE WHETHER THE PARTIES ENTITLED TO VOTE ON THE PLAN HAVE VOTED TO ACCEPT OR REJECT THE PLAN.

      B. Special Note for Holders of LYONS

            (a) Beneficial Owners

                  (i) Any beneficial owner holding LYONS as record holder in its own name who wishes to change a previously cast vote on the Plan should do so by completing and signing the enclosed Supplemental Ballot and returning it directly to the Debtors, care of Bankruptcy Services, Inc. at the address set forth above, so that it is received on or before July 15, 1997 at 5:00 p.m., Prevailing Eastern Time, using the enclosed postage-prepaid return envelope.

                  (ii) Any Street Name LYONS Holder who wishes to change a previously cast vote on the Plan should do so by following these instructions:

                        (A)   Complete and sign the Supplemental Ballot.

                        (B) Return the Supplemental Ballot to your Nominee at the address provided by your Nominee no later than 5:00 p.m., Prevailing Eastern Time, on July 15, 1997.

            Any Supplemental Ballot returned to a Nominee by a Street Name LYONS Holder will not be counted for purposes of changing a vote to accept or reject the Plan until such Nominee properly completes and delivers to the Debtors a master supplemental ballot (the "Master Supplemental Ballot") that reflects the change in vote of such Street Name LYONS Holder.

            If any Street Name LYONS Holder owns LYONS through more than one Nominee, such Street Name LYONS Holder may receive multiple mailings containing the Supplemental Ballots. Each such Street Name LYONS Holder who wishes to change a previously cast vote on the Plan should execute a separate Supplemental Ballot for each block of LYONS that it holds through any particular Nominee and return each Supplemental Ballot to the respective Nominee in the return envelope provided therewith.

            Street Name LYONS Holders who execute multiple Supplemental Ballots with respect to LYONS held through more than one Nominee must indicate on each Supplemental Ballot the names of all such other Nominees and the additional amounts of the LYONS.

            If a Street Name LYONS Holder holds a portion of the LYONS through a Nominee and another portion as a record holder, such owner should follow the procedures described in (a) above to change its vote relating to the portion held of record and the procedures described in (b) above to change its vote relating to the portion held through a Nominee or Nominees.

            (b) Brokerage Firms, Banks And Other Nominees

            An entity (other than a beneficial owner) which is the registered holder of LYONS should vote on behalf of the beneficial owners of such LYONS by
(i) immediately distributing a copy of this Supplement, all appropriate Supplemental Ballots, and self-addressed return envelopes to all beneficial owners for whom it holds such LYONS who submitted a Ballot to vote to accept or reject the Plan; (ii) collecting all such Supplemental Ballots; (iii) completing a first Master Supplemental Ballot (a "First Master Supplemental Ballot") compiling the votes from the Supplemental Ballots received prior to July 13, 1997 at 5:00 p.m., and transmitting such First Master Supplemental Ballot to the Debtors, care of Bankruptcy Services, Inc. at the address set forth above, so that it is received on or before July 15, 1997 at 5:00 p.m., Prevailing Eastern Time; and (iv) completing a second Master Supplemental Ballot (a "Second Master Supplemental Ballot") compiling the votes from the Supplemental Ballots received after July 13, 1997 at 5:00 p.m. and prior to July 15, 1997 at 5:00 p.m., and transmitting such Second Master Supplemental Ballot to the Debtors, care of Bankruptcy Services, Inc. at the address set forth above, so that it is received on or before July 17, 1997 at 10:00 a.m., Prevailing Eastern Time. Such entity may also pre-validate a Supplemental Ballot by completing all information to be entered on the Supplemental Ballot (the "Pre-Validated Supplemental Ballot") and forwarding the Pre-Validated Supplemental Ballot to the beneficial owner for voting. A proxy intermediary acting on behalf of a brokerage firm or bank may follow the procedures outlines in the preceding sentence to change a vote on behalf of such party.

            First Master Supplemental Ballots sent by facsimile transmission prior to July 15, 1997 at 5:00 p.m., Prevailing Eastern Time, will not be counted unless the original First Master Supplemental Ballot is received by Bankruptcy Services, Inc. by 5:00 p.m., Prevailing Eastern Time, on June 16, 1997. Second Master Supplemental Ballots sent by facsimile transmission prior to July 17, 1997 at 10:00 a.m., Prevailing Eastern Time, will not be counted unless the original First Master Supplemental Ballot is received by Bankruptcy Services, Inc. by 12:00 p.m., Prevailing Eastern Time, on June 17, 1997.

                            VI. CONFIRMATION HEARING

            The Bankruptcy Court has scheduled a hearing on Confirmation of the Plan to commence on July 18, 1997 at 2:30 p.m. That hearing will be held at the Bankruptcy Court for the District of Delaware, 824 Market Street, 6th floor, Wilmington, Delaware 19801, before the Honorable Helen S. Balick, Chief United States Bankruptcy Judge. At that hearing, the Bankruptcy Court will consider whether the Plan satisfies the various requirements of the Bankruptcy Code, including whether it is feasible, and whether it is in the best interests of the Creditors and Interest holders of the Debtors. At that time, the Debtors will submit a report to the Bankruptcy Court concerning the votes for acceptance or rejection of the Plan by the parties entitled to vote thereon.

            The hearing on confirmation may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement made at the hearing or any adjournment thereof.

            Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of the Plan. ANY OBJECTIONS TO THE PLAN WHICH WERE TIMELY FILED PRIOR TO THE APRIL 23, 1997 DEADLINE WILL BE TREATED AS OBJECTIONS TO THE PLAN. THERE IS NO NEED TO REFILE ANY SUCH OBJECTIONS. Any additional objections to confirmation of the Plan must be made in writing and filed with the Bankruptcy Court and served so as to be received by the following persons no later than July 11, 1997 at 4:00 p.m., Prevailing Eastern Time:

                               SHEARMAN & STERLING
                              599 Lexington Avenue
                            New York, New York 10022
                         Attn: Douglas P. Bartner, Esq.

                        YOUNG, CONAWAY, STARGATT & TAYLOR
                               Rodney Square North
                         Wilmington, Delaware 19899-0391
                          Attn: Laura Davis Jones, Esq.

                              DISCOVERY ZONE, INC.
                           110 East Broward Boulevard
                          Ft. Lauderdale, Florida 33301
                               Attn: Robert Rooney

                           WEIL, GOTSHAL & MANGES, LLP
                                767 Fifth Avenue
                            New York, New York 10153
                        Attn: Martin J. Bienenstock, Esq.

                           BAYARD, HANDLEMAN & MURDOCH
                          1300 Delaware Trust Building
                             902 North Market Street
                           Wilmington, Delaware 19801
                            Attn: Neil Glassman, Esq.

                         WACHTELL, LIPTON, ROSEN & KATZ
                               51 West 52nd Street
                            New York, New York 10019
                          Attn: Chaim J. Fortgang, Esq.

                            DUANE, MORRIS & HECKSHER
                         1201 Market Street, Suite 1500
                                  P.O. Box 195
                           Wilmington, Delaware 19899
                            Attn: Teresa K.D. Currier

                       OFFICE OF THE UNITED STATES TRUSTEE
                                601 Walnut Street
                          Curtis Center, Suite 950 West
                        Philadelphia, Pennsylvania 19106
                         Attn: John D. McLaughlin, Esq.

            Objections to confirmation of the Plan are governed by Rule 9014 of the Federal Rules of Bankruptcy Procedure. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

                                    Respectfully submitted,


                                    DISCOVERY ZONE, INC.

                                    Debtor and
                                    Debtor in possession


                                    By  /s/ Scott Bernstein
                                        ----------------------------------------
                                        Scott Bernstein
                                        Chief Executive Officer and President


                                    BEAVERTON FUN FITNESS, INC.
                                    DJM MANAGEMENT, INC.
                                    DZ OF CONNECTICUT, INC.
                                    DZ OF GEORGIA, INC.
                                    DZ OF MASSACHUSETTS, INC.
                                    DZ OF MISSOURI, INC.
                                    DZ OF NEW YORK, INC.
                                    DZ PARTY, INC.
                                    DZ OF PENNSYLVANIA, INC.
                                    DZ OF WISCONSIN, INC.
                                    PORTLAND FUN FITNESS, INC.
                                    VANCOUVER FUN FITNESS, INC.
                                    DISCOVERY ZONE (PUERTO RICO), INC.
                                    LEAPS & BOUNDS, INC.
                                    SEMBORG CORP.
                                    DZGP, INC.
                                    DISCOVERY ZONE CHILDREN'S
                                        AMUSEMENT CORPORATION

                                    Debtors and
                                    Debtors in possession


                                    By  /s/ Scott Bernstein
                                        ----------------------------------------
                                        Scott Bernstein
                                        President

                                    DISCOVERY ZONE L.P.

                                    Debtor and
                                    Debtor in possession

                                    By: DZGP, Inc., its general partner


                                    By  /s/ Scott Bernstein
                                        ----------------------------------------
                                        Scott Bernstein
                                        President


                                    TUMBLE FOR FUN LIMITED
                                        PARTNERSHIP

                                    Debtor and
                                    Debtor in possession

                                    By  Discovery Zone Children's
                                        Amusement Corporation, its
                                        general partner


                                    By  /s/ Scott Bernstein
                                        ----------------------------------------
                                        Scott Bernstein
                                        President

                                    Exhibit 1

                              Financial Projections

                                    Exhibit 2

                Description of Operation of Distribution Protocol

                                   Exhibit 3

                              Liquidation Analysis